AMENDED AND RESTATED NONEXCLUS1VE LICENSE AGREEMENT

          This Amended and Restated Non-Exclusive License Agreement (hereinafter called the "Agreement" or "License") is effective the 5th day of March, 1998, by and between Cyberoad.com (IOM) Limited ("CIOM or "Licensor"), an Isle of Man corporation, and International Gaming LTD. ("IG" or "Licensee"), a Nevis corporation.

                                    RECITALS

          WHEREAS, CIOM and/or its affiliates through contractual agreements with third parties develops gaming software, transaction systems for verifiable events wagering, and has developed valuable technology, software, technical and support know how and related expertise known as CR Netbook .

          WHEREAS, IG desires to license software, and wishes to enter into an agreement with CIOM for CIOM and/or its affiliates through contractual agreements with third parties to market the services of a sports gaming facility pursuant to which IG intends to operate and market the services of a sports gaming facility that provides wagering opportunities on verifiable events in sports.

     WHEREAS, CIOM and/or its affiliates through contractual agreements with third parties provides services in order for the licensee to operate and maintain its own call center.

          NOW,  THEREFORE,  in  consideration  of the foregoing premises and the covenants and agreements recited in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows:

                                    ARTICLEI
                                    --------

                                   DEFINITIONS
                                   -----------

          1.1 Software, shall mean computer-readable programs for computer operating systems or specific applications.

          1.2 Hardware, shall mean the equipment and fixtures with which software is used.

          1.3 Website, shall mean Licensee's CR Netbook domain, accessible as a website via the Internet at a URL to be named by IG, or such other URL as may be necessary to operate the IG Sportsbook on a Server to be located in Costa Rica or such other location(s) as CIOM and Licensee may reasonably select. Nothing in this definition shall be construed as giving CIOM any rights, tide or legal ownership of, control or say of any nature over the Website of IG, whether or not the IG website is hosted on equipment owned and managed by CIOM. IG has absolute ownership and control over any of its Uniform Resource Locators ("URL's") and the entire website and customer database.

          1.4 Internet, shall mean a network of computer networks accessible through telephonic or other means by computer for specific uses, including, but not limited to recreational activities, such as games, wagering, betting, and related support activities.

          1.5 Platforms, shall mean the equipment, programs, and telecommunications network access necessary for the provision of specific telecommunication network activities, including but not limited to games, activities, and other specific uses.

          1.6 Network(s), shall mean a system(s) by which individual computer operators may communicate with one another via telephonic or wireless means.

          1.7 On-Line Operating System(s), shall mean that software which supports communication and specific applications over one or more networks.

          1.8 Proprietary Technology, shall mean that CIOM's Know-How, whether patented or unpatented, registered or unregistered, copyrighted or uncopyrighted, confidential or in the public domain, or acquired by assignment, license, or other means. The term Proprietary Technology shall include, but shall not be limited to CIOM's CR Netbook~ On-line Sportsbook management and delivery system.

          1.9     IG  Sportsbook,  shall   mean   Licensee's   unique   software
application(s) derived from Licensor's CR Netbook(TM) template, operating on the Site.

          1.10 Gaming, shall MEAN THE USE OF gaming SOFTWARE AND TRANSACTION systems for verifiable events wagering.

          1.11 On-Line Wagering, shall mean Gaming activities of any kind performed over Network(s)

          1.12 Content Provider, shall mean the Licensee of a website derived from the CR Netbook (TM) template.

          1.13 Process, means the process. method, procedure, sequence, steps, or use of apparatus including, in whole or in part, Licensor's Trade Secrets and Know-How.

          1.14 Trade Secrets, means the process, drawings, engineering designs, computations, specifications, materials, customer lists, vendor sources, formulas and any and all other secrets owned by Licensor to the method, Process and equipment necessary to enable Licensee to use the CR Netbook~ as a Content Provider.

          1.15 Know-how, means the knowledge, skills, and experience of Licensor to the method, Process, and equipment to make available the CR Netbook
(TM)  application.

          1.16     URL,  shall  mean  Uniform  Resource  Location.

          1.17     Server,  shall  mean  a   computer   Hardware   system   with
communications  capabilities  to  support   the   On-Line  Operating  System(s).

          1.18 CR NetbookTM, shall mean On-line Sportsbook management and delivery Software applications as demonstrated as of the date of this Agreement or reasonable variations thereof, and use by On-Line Operating System access of any other. Such Software shall be the template by which a unique identity IG Sportsbook shall be developed by CIOM for Licensee.

                                   ARTICLE II
                                   ----------

                                   THE LICENSE
                                   -----------

          2.1 Grant of Nonexclusive license. In consideration of IG's payment of license fees described in Section 2.2 below, and for other good and valuable consideration, CIOM grants to IG (a) a nonexclusive right and license to use the Proprietary Technology as a Content Provider at a single Internet Website.

          2.2 license Fee. IG shall pay to CIOM a license fee of US$ 125,000 in U.S. funds and shall be payable in kind as follows:

               2.2.1     US$  22,500  by  March  20,  1998,

               2.2.2     US$45,000  by  April  20,1998,

               2.2.3     US$57,500  by  May  20,1998.

          2.3 Covenant Not to Compete. At all times during and after termination of this License, IG shall not disclose to any other party any of the CIOM's Proprietary Technology.

                                   ARTICLE Ill
                                   ------- ---

                         REPRESENTATIONS AND WARRANTIES
                         --------------- --- ----------

     3.1 Licensor's duties under this Agreement shall not be enforceable until the Licensee shall have satisfied its due diligence obligations, represents and warrants and other undertakings as follows:

          3.1.1 IG's completion of all steps necessary to consummate the payments specified in Paragraph 2.2.

          3.1.2 Licensee's execution of the Operating and Revenue Sharing, Management Services Agreement.

          3.1.3 Licensee's commitment to develop a professional marketing plan to be developed and implemented by Licensee at its sole cost and expense

          3.1.4     Execution  by  IG,  of  CIOM's  Non-Disclosure  Agreement.

          3.1.5 IG's written confirmation that all publicity, press releases and public announcements that mention CIOM or its proprietary products, shall be subject to the prior written approval of CIOM.
          3.1.6 Certifications by IG and CIOM that they are corporations in good standing and validly existing under the laws of their respective jurisdictions of incorporation.

          3.1.7 Certifications by IG and CIOM that their actions entering this License have been duly authorized by their respective boards of directors and any governmental agencies of any kind having jurisdiction over them and their activities.

          3.1.8 Certifications by IG and CIOM that their entering this Agreement will not violate any other agreements of any kind to which they are a party, and that this Agreement will be enforceable by its terms.

          3.2 Licensee's duties under this Agreement shall not be enforceable until CIOM shall have satisfied its due diligence obligations, represents and warrants and other undertakings as follows:

          3.2.1 CIOM represents that: (i) it is protected from unauthorized disclosure the Proprietary Technology; (Ii) it has not revealed the Trade Secrets and Know-How to anyone who has not agreed to observe the confidential nature of such Proprietary Technology; (iii) its service marks and copyrights are free of any known infringement or any known dilution by others, and; (iv) it is the sole owner of such Proprietary Technology and has the right to grant the nonexclusive license described in this Agreement, the execution of which will not violate any other agreement to which CIOM is a party.

                                   ARTICLE IV
                                   ------- --
                 TERM ADDITIONAL REPRESENTATIONS AND WARRANTIES
                 ---- ---------- --------------- --- ----------

          4.1 Term. This Agreement shall remain in force for a 99 year term or until the agreement is terminated. Nothing in this Agreement shall be construed as creating an exclusive right by either Party with respect to the other Party's ongoing activities. Upgrades and support are covered under separate agreement. CIOM is not obligated under this agreement to provide services to IG other than those specifically defined herein.

          4.2 Representations by CIOM. CIOM represents that it has kept the proprietary technology proprietary, has not revealed the Trade Secrets and Know-How to anyone who has not agreed to observe the confidential nature of such Proprietary Technology, its service marks and copyrights are free of any known infringement or any known dilution by others, it is the sole owner of such Proprietary Technology and has the right to grant the nonexclusive license described in this Agreement, the execution of which will not violate any other agreement to which CIOM is a party.

          4.3 Confidential Information. Each Party shall treat all Confidential Information which may be disclosed by the other Party (the "Disclosing Party") to the Party receiving such information (the "Receiving Party") as confidential commercial property and shall not, during or after the term of this Agreement, use or disclose to others, except as provided in this Agreement, any Confidential Information which may heretofore or hereafter come within the knowledge of the Receiving Party in performing its duties hereunder. This limitation on disclosure shall extend to the substance of any discussions concerning the Confidential Information. The foregoing shall not prevent the Receiving Party (a) from making use of or disclosing other information which the Receiving Party can show has become part of the public domain other than by acts or omissions of the Receiving Party; (b) which the Receiving Party can show has been furnished to him/her by third parties as a matter of right, without restriction on disclosure; (c) which the Receiving Party can show was in his/her possession prior to disclosure of the information from the Disclosing Party to the Receiving Party; or (d) which has to be disclosed to a court of law or governmental agency as a mater of law. (In the event of the occurrence of a disclosure pursuant to subparagraph (d), the Receiving Party agrees to notify the Disclosing Party promptly of the disclosure and of the circumstances concerning the disclosure and agrees to take whatever legal steps are necessary to assist the Disclosing Party in protecting the Confidential Information.).

          4.4 Warranties. CIOM Disclaims ALL WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, ON THE MERCHANDISE OR OPERATION OF THE IG SPORTSBOOK.

          4.5 NO OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMIT~ ED BY ISLE OF MAN OR ANY OTHER LAW FOUND TO GOVERN ITS PERFORMANCE UNDER THIS AGREEMENT, CIOM DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTEES OF MERCHANTABILITY AND FITNESS FOR A Particular
PURPOSE OR USE, OTHER THAN FOR THE OPERATION OF SPORTSBOOK WAGERING, FOR THE SERVICE, SOFTWARE, AND. HARDWARE INVOLVED IN OR RELATED TO THE OPERATION OF ITS LICENSEE'S IG SPORTSBOOK SITE.

     4.6 No Liability for Consequential Damages. TO THE MAXIMUM EXTENT PERMITTED BY ISLE OF MAN OR ANY OTHER LAW FOUND TO GOVERN ITS PERFORMANCE UNDER THIS AGREEMENT, CIOM SHALL NOT BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING, BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES FOR PERSONAL INJURY, LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF
BUSINESS INFORMATION, OR EXEMPLARY) ARISING FROM OR RELATED TO OPERATION OF LICENSEE'S IG SPORTSBOOK SITE.

          4.7 No Developments by Licensee. Except as expressly and unambiguously provided in this Agreement and as conditions of Licensee's license pursuant to this Agreement, Licensee represents, warrants and agrees: (1) not to modify, alter, add to, create any derivative work of, or include in any other software the Proprietary Technology or any portion thereof; (ii) not to reverse assemble, decompile, or otherwise attempt to derive source code (or the underlying ideas, algorithms, structure or organization) from the Proprietary Technology; (iii) to keep CIOM informed as to any problems encountered with the Proprietary Technology. Licensee agrees to conduct its business in a manner which favorably reflects upon the Proprietary Technology. Licensee shall not use, in the performance of its obligations under this Agreement, any improvements or additions to or in support of the Website applications considered a part of the CR Netbook (TM){ gaming system developed by or on its behalf, without the prior written consent of Licensor.

                                    ARTICLE V
                                    ---------
                         Infringement AND RELATED ISSUES
                         ------------ --- ------- ------

          5.1 Protection of Licensee Against Infringement by Others. Within thirty (30) days of discovery, IG shall notify CIOM in writing of any infringement, theft., or dilution of CIOM's Proprietary Technology. Provided such notification is received within thirty (30) days of its discovery by IG, all costs, attorneys' fees, and other expenses of any action, suit, or proceeding CIOM may initiate, unless collected from the person or entity against whom such action, suit, or proceeding is brought, shall be borne by CIOM and all damages recovered in such action shall be paid to CIOM. IG shall cooperate in any way necessary, but without expense to it, in the prosecution of any such action, suit, or proceeding. If IG fails to provide such notice in writing within thirty (30) days, ft shall reimburse CIOM for CIOM's reasonable costs, attorney's fees, and other expenses of such action, suit, or proceeding, unless CIOM is otherwise reimbursed in full by the person or entity against whom it is brought.

          5.2 Protection of Licensee Against Actions for Infringement. Provided Licensee notifies CIOM in writing within thirty (30) days of any claims, demands, or suits against Licensee, based upon invalidity of or infringement by any Proprietary Technology licensed under this Agreement, CIOM shall indemnify, hold harmless, and defend Licensee from any such claims, demands, or suits against Licensee.

                                   ARTICLE VI
                                   ------- --

                                 CONFIDENTIALITY
                                 ---------------

          6.1 Obligations. Each party shall receive and hold all Confidential Information of the other party in confidence and shall exercise the same degree of care to prevent the disclosure of such Confidential Information as ft does to protect its own Confidential Information. As a minimum protection, the receiving party shall limit disclosure of Confidential Information to its employees having a need to know such information and shall not disclose the Confidential Information of the other party to any third party, individual, corporation or other entity, without the prior written consent of the disclosing party, which consent can be conditioned on such restrictions as the disclosing party may specify. Each party's obligations under this Section shall survive the termination of this Agreement and shall continue so long as the received Confidential Information remains Confidential Information within the meaning of this Agreement.

          6.2 Return of Confidential Information. Within thirty (30) days following termination or expiration of this Agreement for whatever reason, at the disclosing party's request the receiving party shall return the original and all copies of Confidential Information to the disclosing party, or certify in writing that all copies have been destroyed.

          6.3 Inspection. Every party may, at its own expense, examine the other party's applicable records to verify that such party has satisfied such party's obligations under this Section 6 relating to the protection of Confidential Information. Each party agrees to make its records available to the other party as requested from time to time. No such examination shall be made more than once during any three-month period. The audited party shall be entitled to require execution of nondisclosure agreements by arty person designated to perform such an examination.

                                       ARTICLE  VII
                                       ------------

                 SYSTEMS REQUIREMENTS AND PERFORMANCE STANDARDS
                 ------- ------------ --- ----------- ---------

          7.1 System Requirements. CIOM shall design and deliver on Licensee's behalf turn-key Software and Hardware system to operate and support a unique On-line IG Sportsbook at the Site accessible from the Internet or the telephone. The system shall have the following operating features:

          7.2 Performance. The functional specification will be designed so as to ultimately provide for the support the following general capability, subject to a ramping plan for implementation that shall be at the sole discretion of CIOM minimum of 10,000 users.

          7.3 Language. Version 1.0 of the IG Sportsbook Site shall communicate by the English language. For future versions of the IG Sportsbook, CIOM shall reasonably adapt IG's Sportsbook Site to other languages including Japanese, Chinese, Spanish, German, and Russian, as may be financially and technically feasible, at the sole expense of 1G.

          7.4 Customizing. At any time after final acceptance by IG, at Licensee's request and sole expense, CIOM shall promptly and reasonably customize the original Site and Licensee's IG Sportsbook located them, by additional programming. to create modifications and other requested changes. All costs for adapting Licensee's IG Sportsbook Site shall be incurred pursuant to a budget agreed to by the Parties.

          7.5 Proprietary Data Bases. CIOM shall provide a reasonable system design to create proprietary database(s) of Clients who visit, register, or wager at the Site. The database(s) will include the ability to create a basic set of reports, including the delivery to IG of the report writer associated therewith, necessary to rim the business and as specifically agreed by the Parties. CIOM will maintain the database(s) and agrees that ft will not solicit Licensee's clients or sell, disclose, or knowingly transmit, any proprietary client data to any third party without Licensee's written consent. CIOM further agrees not to contact, attempt to sell to or in any way conduct business or initiate a direct business relationship of any nature with the clients of IG without the express written consent of 1G. IG acknowledges that ft will be responsible for any software licenses from any third party suppliers that are needed for the system to function. The proprietary database shall remain and be the sole and exclusive property of 1G.

          7.6 Contents. Licensee shall be solely responsible for reasonably approving the IG Sportsbook "contents" to be installed by CIOM for the benefit of Licensee. The system will be played from a IG Sportsbook sitting on a server(s) in Costa Rica and Vancouver, B.C.

          7.7 Specific Event Types. CIOM shall provide at least the following event types:

          7.7.1     NFL  Football

          7.7.2     NCAA  College  Football

          7.7.3     NBA  Basketball

          7.7.4     NCAA  College  Basketball

          7.7.5     NHL  Ice  Hockey

          7.7.6     Major  League  Baseball

          7.7.7     Boxing

          7.7.8     Soccer

          7.8     The  System  shall  include  the  following  wagering  types:

     Moneyline

     Game  Total

     Teasers  &  Parlays

     Propositions/Exotics

     Point  spreads

     Futures

     7.9 New Event Types. CIOM shall promptly incorporate new event types into the IG Sportsbook as may be reasonably requested by Licensee in writing and as included from time to time in the standard CIOM product family in the normal course of business. Such event types shall be added at Licensee's expense unless they are incorporated into the standard CIOM product family in which case they will be provided at the sole expense of CIOM.

          7.10 Player Registration. CIOM shall provide online user access to allow users to register electronically as prospective account holders of the Site and to review all rules, terms, and conditions applicable to Gaming and other uses on the Site. Basic reports will be available to IG in the database(s) which will track registration activity.

          7.11 Maintenance. CIOM will provide general system maintenance for the term of this agreement at its sole expense.

          7.12 Installation Acceptance. Prior to final acceptance by IG, CIOM will perform a live session for Licensee demonstrating the features and functions of the system which shall materially comply with the functional specifications and related documentation as agreed to by the Parties.

          7.13 Software System. CIOM shall provide software applications as are currently provided in the IG Sportsbook system and any updates available to CIOM, and the demonstration IG Sportsbook system, which applications shall allow various systems solutions, including On-Line real time Gaming, generation and reconciliation of wagering, player accounting, and reporting such data to Licensee in a form and manner reasonably agreed between CIOM and Licensee. This paragraph does not in anyway limit the intent of the IG Sportsbook gaming system or in anyway intend that the IG Sportsbook gaming system shall be limited by current applications, whether developed or licensed by CIOM. CIOM agrees to always have IG supplied with its most current online gaming technology, encompassed by both the applicable definition and intent of' the IG Sportsbook gaming system, which may or may not include current software applications either currently developed or licensed by CIOM.

          7.14 Hardware. Hardware is as covered under the Operating and Revenue Sharing, Management Services. The Parties agree and acknowledge that the ramping plan, and the costs associated therewith, will require interim implementation prior to installation of a full-scale system contemplated by the functional specification. Said ramping plan shall be implemented at the sole and complete discretion of CIOM.

          7.15 Interactive Voice Response (IVR). CIOM may provide, at its sole discretionary cost and expense, a software system and related equipment necessary to operate a potential IVR system to be eventually integrated into the Sportsbook Site, which may in the future provide for users to access the IG
Sportsbook  using  a  telephone.

          7.16 Operation and Repair. The following performance standards shall, apply to Licensor's obligations under this Agreement up until delivery to IG of CIOM's Notice of Completion: CIOM shall provide an Internet Sportsbook webpage site within thirty (30) days of payment in full.

          7.17 Server(s). CIOM shall, subject to a ramping plan to be developed by CIOM under CIOM's sole discretionary implementation, provide sufficient server capacity, such that a minimum of 10,000 users simultaneously of the IG Sportsbook may reasonably operate the applications contained in the IG Sportsbook gaming system. All repairs made by CIOM shall be at its expense. CIOM shall have no liability to Licensee for damages arising from or related to operation of the Server except for gross negligence of CIOM's employees, agents, or invitees.

          7.18 Website. Website will initially be developed at the sole cost of 1G. CIOM shall, subject to content provided by Licensee, keep the Site in good working condition and repair, except for any damage caused to the Site by any negligent act of Licensee or its agents, employees, or invitees, and except for events beyond CIOM's control. All repairs made by CIOM shall be at its expense. CIOM shall have no liability to Licensee for damages arising from or related to operation of the Site except for gross negligence of CIOM's employees, agents, or invitees.

          7.19 Alterations. Licensee shall not make any alterations, revisions or updates to any programs or graphic displays used on the Website and shall submit all requests for any such alteration to CIOM in writing. Upon receipt of any such request by Licensee, CIOM shall reasonably determine whether any such alterations may be incorporated into the Website and CIOM shall reasonably report such determinations to Licensee. Thereafter, if CIOM determines such alterations may reasonably be made, it shall do so at Licensee's expense

          7.20 Flaws or Glitches. CIOM shall promptly correct any flaws or glitches in any program or graphic displays.

          7.21 Website Control CIOM shall install system software, as approved by Licensee, on all Servers to ensure the continued operation of the Website. Licensee shall be solely responsible for all Content made available at the Website and nothing herein shall be construed as ownership by CIOM of IG's proprietary content, customer database, or URL's. Nothing in this paragraph shall be construed to constitute control of such contents by CIOM and the Licensee agrees to allow display at the Website of any such disclaimer reasonably requested by CIOM.

                             ARTICLE  VIII
                              -----------

                              DISCLOSURES
                               -----------

          8.1 Disclosures. Neither party shall disclose the terms of this Agreement to any third party, except as required by law or any public regulatory agency, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that either party may disclose the terms of this Agreement to its employees who will perform services related to this Agreement, to its legal counsel, accountants and other professional representatives and to such other persons as may be required by court order or legal process. Each party acknowledges and agree that it shall be responsible for, and such party shall not object to, the other party disclosing the terms of this Agreement to any proposed investor or contracting party, and their legal, accounting and other professional representatives, in connection with any securities offering, proposed corporate acquisition or reorganization, loan transaction with a financial institution or similar transaction.

                                   ARTICLE IX
                                   ------- --

                              DEFAULTS AND REMEDIES
                              -------- --- --------

9.     Events  of  Default  and  Remedies.

          9.1 Defaults. It shall be an Event of Default if any of the following breaches exists and remains in effect for a period of fifteen (15) days after receipt of written notice to the other party.

          9.1.1 There exists a final judgment declaring the Proprietary Technology as infringing upon the rights of any third party to preclude or substantially impair the lawful operation of the Proprietary Technology, Licensee's Site or Licensee's IG Sportsbook.

          9.1.2 CIOM fails to perform or comply with any of the provisions set forth in this Agreement relating to system functions which failure shall have continued for fifteen (15) days;

          9.1.3 CIOM fails to perform or comply with any of the warranties or representations set forth in this Agreement, which failure shall have continued for thirty (30) days following notice by Licensee to CIOM.

          9.2 CIOM's Rights and Remedies. Upon the occurrence of any Event of Default under Section 9.1 and at any time thereafter, in addition to all other rights and remedies available under the Uniform Commercial Code of Isle of Man or other applicable law, this Agreement or otherwise, CIOM shall have the right to terminate this Agreement which right may be exercised, in CIOM's discretion, at any time or times, individually or cumulatively, with or without judicial process, with or without the assistance of others and without notice to or consent by Licensee except for any obligations, including payment obligations, that have occurred on or before the date of such termination or if such notice, consent or judicial process is expressly required by law:

          9.3 licensee's Rights and Remedies. Upon occurrence of any Event of Default described in Section 9 and at any time thereafter, in addition to all other rights and remedies available under the Uniform Commercial Code of Isle of Man or other applicable law, this Agreement or otherwise, Licensee shall, at its option, be entitled to terminate this Agreement without any further obligation to CIOM except for any obligations, including payment obligations, that have occurred on or before the date of such termination, with or without notice to or consent by CIOM, except if such notice, consent, or judicial process is expressly required bylaw.

                                    ARTICLE X
                                   -----------

                                   ARBITRATION
                                   -----------

     10.     Arbitration.

               10.1 Arbitration of Disputes. All disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration administered by the British Columbia International Commercial Arbitration Centre pursuant to its Rules. The Place of Arbitration shall be Vancouver, British Columbia, Canada.

               10.2 Notice. By signing in the space below you are agreeing to have any dispute arising out of the matters included in the "Arbitration of Disputes" provision decided by neutral arbitration and you are giving up your judicial rights to appeal, unless those rights are specifically included in the "Arbitration of Disputes" provision. Your agreement to this arbitration provision is, voluntary.

We have read and understand the foregoing and agree to submit disputes arising out of the matters included in the "Arbitration of Disputes" provision to neutral arbitration.
INTERNATIONAL  GAMING  LTD.     CYBEROAD.COM  (IOM)  LIMITED


/s/  Eugene  Herbert
--------------------
By /s/   John  Coffey
   ------------------
Eugene  Herbert
John  Coffey,  President





                                   ARTICLE XI
                                   ------- --
                                  MISCELLANEOUS
                                  -------------

               11.1 New Technology. If, during the term of this Agreement, CIOM makes any incremental improvements in the Proprietary Technology or becomes the owner or licensee of such incremental improvements through software and hardware applications, know-how, trade secrets, copyrights, and trademarks, it shall communicate such improvements to IG and give IG full information regarding their use. Any improvements or suggestions implemented into the CR Netbook system by IG shall immediately be the property of CIOM, and attach to IG's license with all rights which are granted to IG for the Proprietary Technology, without payment of any additional royalties for such improvements.

               11.2 Marking. IG agrees it will mark all literature and Website communications of any kind under this Agreement with the appropriate trademark, copyright, or patent marking and further agrees to allow CIOM to place the CR Netbook~ logo on the IG Sportsbook website. CIOM agrees it will mark all literature and site communications that are the intellectual property of IG of any kind under this Agreement with the appropriate trademark, copyright or patent marking reasonably required by 1G.

               11.3 Choice of Law. All disputes concerning the validity, interpretation, or performance of this Agreement and any of its terms or conditions, or of any rights or obligations of the Patties, shall be governed by the laws of Isle of Man.

               11.4 Complete Understanding and Modifications. This Agreement constitutes the complete expression of the terms of the grant of this nonexclusive license. All previous and contemporaneous agreements, representations, and negotiations, whether oral, written, or implied, are superseded by this Agreement, except those included in the recitals to this Agreement and except those included in the Operating and Revenue Sharing Management Services Agreement. Any modifications to this Agreement must be reduced to writing, signed by both Parties, and attached to this Agreement, to be effective.

               11.5 Assignability. IG shall have the right, subject to CIOM's consent, which consent shall not unreasonably be withheld, to assign this License to an affiliate or a purchaser of all or substantially all the stock or assets of IG, after which any such assignee or purchaser shall become a party to this License. Notwithstanding any such assignment or sale, IG shall remain liable as an unconditional guarantor of such assignee's or purchaser's obligations under this Agreement. CIOM may assign the Agreement without IG's prior written consent. The provisions hereof will be binding and inure to the benefit of the respective party, their successors and assigns.

     11.6 No Waiver. The failure by either Party to this Agreement to insist upon performance by the other Party shall not constitute a waiver of any rights under this Agreement and shall not bar, by waiver or estoppel, insistence upon performance by the other Party.

          11.7 Relationship of Parties. Nothing in this Agreement shall be construed in a manner which would create the relationship between the patties of employee-employer, principal-agent, joint venture, partnership, or anything other than a CIOM-IG relationship.

          11.8 Retention of Ownership. This Agreement is not to be construed as an assignment of or transfer of ownership in the Proprietary Technology or related information. CIOM retains ownership of the Licensed Proprietary Technology and all its improvements, additions, and database(s) related thereto, subject to this License. IG retains the ownership of its URL, Website and customer database.

          11.9 Severability. The provisions of this Agreement are severable. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid, illegal or unenforceable, it shall be deemed stricken and all the remaining provisions shall remain in full force and effect.

          11.10 Survival of Obligations. Each Party does for it and its successors, heirs, executors, administrators, representatives, insurers, agents, and assigns, covenants and agrees that it and they will continue to adhere to the restrictions and obligations of this Agreement and this Agreement shall inure to their continued benefit.

          11.11 Recitals. The recitals shall be considered part of this Agreement.

          11.12 Headings. The Headings are for informational purposes only and shall not constitute part of this Agreement.

          11.13 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered an original executed version of this document.

          11.14 Notices. Any notice given by either Party to the other Party shall be deemed to have been sufficiently given if sent by registered air mail or by cable, telex, or telecopier, to the address of the Party as follows, unless such other Party designates another address in writing

If  to  CIOM

Cyberoad.com  (IOM)  Limited
Castle  Hill,  Victoria  Road
International  House
Douglas,  Isle  of  Man
British  Isles,  1M2  4RB

If  to  Licensee:

Eugene  Herbert
International  Gaming  LTD.
C/o  Nevis  International  Trust  Company
Stoney  Grove,  Charlestown
Nevis,  West  Indies

And  fax  copy  to:     212-504-7979
                        869-469-5898

          11.15 Good Faith. The parties specifically agree to carry out the provisions of this Agreement in good faith.

          11.16 Integration. This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof except sections covered in more depth in the Operating, Revenue Sharing and Management Services
Agreement and any other agreement referred to in this agreement. All prior and contemporaneous communications, representations, and agreements between the parties concerning the subject of this Agreement, whether oral or written, are superseded by this Agreement

          11.17 Force Majeure. Neither party shall bear any responsibility or liability for any losses arising out of any delay or interruption of their performance of obligations under this Agreement due to an act of God, act of governmental authority, act of public enemy or due to war, dot, flood, civil commotion, earthquake, insurrection, labor difficulty storm interruption of electrical power, of any other cause beyond the reasonable control of the party delayed.

     11.18 Limitation on Legal Actions. No action (regardless of form or theory of liability) arising out or relating to this Agreement may be brought by either party more than two years after the date the cause of action occurred. A cause of action shall be considered to have occurred when the injured party discovers, or in the exercise of due diligence should have discovered, a default or breach of this Agreement.

                                   ARTICLE XII
                                   ------- ---
                               COMPLIANCE WITH LAW
                               ---------- ---- ---

     12.1 IG represents and warrants to CIOM that (r) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Licensee is required in connection with the consummation of the transactions contemplated by this Agreement; (ii) there is no action, suit, proceeding or investigation pending or currently threatened against the Licensee which questions the validity of this Agreement or the right of the Licensee to enter into it, or to consummate the transactions contemplated hereby; (iii) IG has, and is in compliance with, all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it and believes it can obtain, any similar authority for the conduct of its business as planned to be conducted, and (iv) to the Licensees' knowledge the Licensee is in compliance in all material respects with all federal or state statutes, rules or regulations applicable to the transactions contemplated by this Agreement and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or cause the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to the IG Sportsbook gaming system.

     12.2 Licensee acknowledges and agrees that it is not relying on CIOM to advise it with respect to legal or regulatory compliance in connection with the IG Sportsbook gaming system or any other uses of the Proprietary Technology licensed hereunder and that Licensee is making its own determinations with respect thereto and is relying on its own legal counsel to advise it connection therewith. Notwithstanding the foregoing, each Party mutually acknowledges the existence of regulatory jurisdiction of national and sub-national units and covenant and agrees to cooperate at its own expense with all such units to obtain any regulatory review, license, concession, or other permission such units may require.

     12.3 Nothing in this Agreement shall be construed as requiring CIOM~ its affiliates, agents, and joint-venturer, to operate or act as a Sportsbook operator or any equivalent entity relating to the risk of any of the wagers transacted on its behalf under this agreement.

     12.4 Licensee assumes all risk (1) associated with gaming related licensing and permitting hereunder in the United States and each state thereof and (ii) and relating to or associated with Licensee the conduct and operation of the On Line System.

     12.5 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     12.6 Indemnity. Both parties shall defend, indemnify and hold harmless the other party against all claims, demands, actions, proceedings, costs and damages of any kind, including attorney fees, arising from or related to any acts or omission by the other which are relied on in entering into this Agreement. CIOM shall defend, indemnify and hold IG harmless against all claims, demands, actions, proceedings, costs and damages of any kind, including attorney fees, arising from any third parties who may have an interest in technology provided by CIOM to IG, mused by IG using any technology provided by CIOM in the manner contemplated in this agreement.




          IN WITNESS WHEREOF, each party of the parties has caused this Agreement to be executed on the date first above stated.

CYBEROAD.COM  (IOM)  Limited



                                                 /s/ John Coffey
_____________________________                 By_______________________________
Witness                                       By:.John  Coffey,  President




INTERNATIONAL  GAMING  LTD.


/s/  Michael  Flint                                   /s/  Robert  Herbert
_____________________________                 By________________________________
Witness                                          Title:  President


                                  SCHEDULE "A"


          For purposes of expediency and clarity, this MOU outlines the principal terms of the agreement that is to follow.


Systems  Use  Fee

          In exchange for the System Use Fee paid to CIOM, through service agreements it shall provide the following in order to operate and maintain the IG Sportsbook:

          A  6  line  call  center  with  computer  stations

          Services in order for the licensee to operate and maintain its own call center.

          Transaction  server  in  Costa  Pica

          Web  server  in  Vancouver

          Satellite  ground  station  and  hookup  facilities

          Network  access  to  the  Internet

System  Use  Fee  is:     US$62,000  for  the  Network  system (includes network
                          hook-up, network ground station facility, and routers.
                          Includes installation of all  equipment.

                          US$30,000  for  a  six-line  phone/operator  system in
                          CR
    Total:                US$92,000

To be paid as follows: US$25,000 by March 20,1998, and US$45,000 by April 20,1998, and an additional US$27,000 by May 20,1998. IG may pay the payments due at 30 and/or 60 days up to 30 days late without penalty.

Operating  Costs

IG shall pay for the maintenance of its call center staff, client support, variable and fixed tele-communications charges, and marketing expenses and a pro rata share of the rent. Any expansion of the facilities requested or determined to be necessary by IG, shall be paid by IG at cost, as agreed to CIOM and IG, on an ongoing basis. CIOM will pay for all system support and maintenance. The fixed bandwidth cost per month is US$5,000, payable from the time the site is operational.

Website

          IG will pay CIOM an integration fee of US$ 10,000 for the services of integrating the proposed Web site into the CR - Netbook TM, due upon completion of integration.

Software  License

          The license cost is US$125,000, payable in three stages, US$22,500 by March 20,1998, and $45,000 by April 20,1998, and US$57,500 by May 20,1998. IG
may pay the payments due at 30 and/or 60 days up to 30 days late without penalty.

Revenue  Sharing

          IG shall receive 80% of the Internet generated GGR. The GGR is defined as the Gross Revenue minus payout to the winners and before operating costs.

     On-line Wagering, shall mean Gaming activities of any kind performed over Network(s).


Payment  Schedule

                  20-Mar      20-Apr      20-May       20-Jun        20-Jul
                  -------    --------    ---------    ---------   ------------
CR - Netbook . .    22500      45000        57500
Systems User Fee    25000      45000        27000
Website. . . . .    15000      15000
Graphic Design .     5000       5000
Casino Software*    35000 *                 40000 *      40000*        35000 *
Casino Servers .                                         15000
Casino Graphics.                                         10000
                  -------    --------    ---------    ---------   ------------
Total. . . . . .   102500     110000       124500        65000         35000
                  -------    --------    ---------    ---------   ------------


*Contingent  upon  receipt~  of  funding.  No  work  to  be  started  until payment made.

OK  to  above  schedule  subject  to  the  *  contingency.

FOR:     INTERNATIONAL  GAMING  LTD.



/s/  Eugene  Herbert
--------------------
Eugene  Herbert